                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) FEBRUARY 12, 1999


                          SHAMAN PHARMACEUTICALS, INC.
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               (Exact name of registrant as specified in charter)


        DELAWARE                       0-21022                   94-3095806
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(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)



213 EAST GRAND AVE., SOUTH SAN FRANCISCO, CALIFORNIA               94080
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(Address of principal executive offices)                         (Zip Code)




Registrant's telephone number, including area code        (650) 952-7070
                                                  ------------------------------


                                 NOT APPLICABLE
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         (Former name or former address, if changed since last report.)

Item 5. Other Events.


        In connection with a proxy statement to be distributed to the stockholders of Shaman Pharmaceuticals, Inc. (the "Company") relating to a Special Meeting of Stockholders to be held on March 24, 1999, the Company updated its stockholders on its financial status as of December 31, 1998. A description of the Proxy Statement disclosure follows.


     RECENT DEVELOPMENTS

     In addition to the events discussed in this Proxy Statement, the following significant events occurred at Shaman Pharmaceuticals since September 30, 1998:

     - On December 10, 1998, Shaman Pharmaceuticals issued an aggregate of 4,784 shares of the Company's Series D Convertible Preferred Stock in exchange for the cancelation of an aggregate of $4.8 million (including accrued interest) of the Company's Senior Subordinated Convertible Notes due August 29, 2000. The holders of shares of Series D Preferred Stock are entitled to cumulative dividends of $55 per share per annum when and if declared by the Board of Directors. The first quarterly dividend payment was due on February 1, 1999. A full description of the Series D Convertible Preferred Stock is included in the Company's Special Report on Form 8-K filed with the SEC on December 11, 1998.

     - Effective with the close of business on February 1, 1999, the Company's Common Stock was delisted from The Nasdaq National Market and moved to The Nasdaq Bulletin Board effective February 2, 1999.

     Unaudited balance sheet data for the Company at December 31, 1998, is as follows:

                                                               (UNAUDITED,
                                                              IN THOUSANDS)
                                                              -------------
Cash, cash equivalents and short-term investments...........    $   9,165
Current assets..............................................        9,897
          Total assets......................................       13,139
Current liabilities.........................................        8,726
Long-term liabilities.......................................        2,303
Senior Convertible Notes....................................           --
Capital account.............................................      151,997
Accumulated deficit.........................................     (149,887)
          Total stockholders' equity........................        2,110

     As of December 31, 1998, the Company had cash, cash equivalents and short-term investments of approximately $9.2 million. Unless the Company is successful in its efforts to sell or outlicense the clinical research programs, the Company's cash resources will be substantially used in satisfying its current liabilities.

     If the Company is unable to secure a significant source of financing, the Company's independent auditors are likely to issue an audit opinion on the Company's consolidated financial statement as of and for the year ended December 31, 1998 which contains explanatory language for an uncertainty regarding the Company's ability to continue as a going concern.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                              SHAMAN PHARMACEUTICALS, INC.



DATE: February 12, 1999                       By: /s/ Lisa A. Conte
                                                 -------------------------------
                                                 Lisa A. Conte, President and
                                                 Chief Executive Officer